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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Accountants On Accounting And Financial Disclosure" and "Interests Of Named Experts And Counsel" and to the use of our report dated September 28, 1999, in the Registration Statement (Form S-1 No. 333-82633) and related Prospectus of Growtex Inc. for the registration of shares of its common stock.

                                          Elliott, Tulk, Pryce, Anderson
                                          CHARTERED ACCOUNTANTS

                                           /s/ Elliott, Tulk, Pryce, Anderson
                                          _____________________________________
                                             Elliott, Tulk, Pryce, Anderson

December 3, 1999
Vancouver, Canada